Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for March 31, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date: March 31, 2016	Ticker # BTO	Fund Name John Hancock Financial Opportunities Fund			CUSIP 409735206
		Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)		$0.2040	55%	$0.2040	55%
Estimated Short-Term Capital Gain (1)		$0.0000	0%	$0.0000	0%
Estimated Long-Term Capital Gain (1)		$0.0000	0%	$0.0000	0%
Estimated Return of Capital (1) (2)		$0.1661	45%	$0.1661	45%
Total (per common share)		$0.3701	100%	$0.3701	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.1221 (33%) and $0.1221 (33%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on January 1, 2016, and will end on December 31, 2016.

The Fund has adopted a managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3701 per share, which will continue to be paid quarterly until further notice. This amount was based upon an annual distribution rate of 5.53% of the Fund’s net asset value of $26.75 on June 30, 2015 at the time the Plan was last amended. The Board may amend the terms of the Plan or terminate the Plan at any time.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for June 30, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date: June 30, 2016	Ticker # BTO	Fund Name John Hancock Financial Opportunities Fund			CUSIP 409735206
		Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)		$0.1273	34%	$0.2623	35%
Estimated Short-Term Capital Gain (1)		$0.0000	0%	$0.0000	0%
Estimated Long-Term Capital Gain (1)		$0.0668	18%	$0.1482	20%
Estimated Return of Capital (1) (2)		$0.1760	48%	$0.3294	45%
Total (per common share)		$0.3701	100%	$0.7399	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0962 (26%) and $0.1924 (26%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on January 1, 2016, and will end on December 31, 2016.

The Fund has adopted a managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3701 per share, which will continue to be paid quarterly until further notice. This amount was based upon an annual distribution rate of 5.53% of the Fund’s net asset value of $26.75 on June 30, 2015 at the time the Plan was last amended. The Board may amend the terms of the Plan or terminate the Plan at any time.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for September 30, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date: September 30, 2016	Ticker # BTO	Fund Name John Hancock Financial Opportunities Fund			CUSIP 409735206
		Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)		$0.1328	36%	$0.3971	36%
Estimated Short-Term Capital Gain (1)		$0.0000	0%	$0.0000	0%
Estimated Long-Term Capital Gain (1)		$0.2033	55%	$0.5204	47%
Estimated Return of Capital (1) (2)		$0.0340	9%	$0.1918	17%
Total (per common share)		$0.3701	100%	$1.1093	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0333 (9%) and $0.0998 (9%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on January 1, 2016, and will end on December 31, 2016.

The Fund has adopted a managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3701 per share, which will continue to be paid quarterly until further notice. This amount was based upon an annual distribution rate of 5.53% of the Fund’s net asset value of $26.75 on June 30, 2015 at the time the Plan was last amended. The Board may amend the terms of the Plan or terminate the Plan at any time.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for December 30, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date: December 30, 2016	Ticker # BTO	Fund Name John Hancock Financial Opportunities Fund			CUSIP 409735206
		Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)		$0.1162	31%	$0.5114	35%
Estimated Short-Term Capital Gain (1)		$0.0000	0%	$0.0000	0%
Estimated Long-Term Capital Gain (1)		$0.1246	34%	$0.7838	53%
Estimated Return of Capital (1), (2)		$0.1293	35%	$0.1833	12%
Total (per common share)		$0.3701	100%	$1.4785	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0222 (6%) and $0.0887 (6%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on January 1, 2016, and will end on December 31, 2016.

The Fund has adopted a managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3701 per share, which will continue to be paid quarterly until further notice. This amount was based upon an annual distribution rate of 5.53% of the Fund’s net asset value of $26.75 on June 30, 2015 at the time the Plan was last amended. The Board may amend the terms of the Plan or terminate the Plan at any time.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.